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                       [BAKER & HOSTETLER LLP LETTERHEAD]








                                 April 28, 2000



Board of Directors
BancFirst Ohio Corp.
422 Main Street
P.O. Box 4658
Zanesville, Ohio  43702

Board of Directors
The First National Bank of Zanesville
422 Main Street
P.O. Box 4658
Zanesville, Ohio  43702


Gentlemen:

         You have requested our opinion regarding the discussion of the material U.S. federal income tax consequences under the caption "United States Federal Income Tax Consequences" in the Proxy Statement/Prospectus filed in the Registration Statement on Form S-4 by BancFirst Ohio Corp. on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933. The Proxy Statement/Prospectus relates to the proposed merger of Milton Federal Financial Corporation with and into BancFirst Ohio Corp. and the proposed merger of Milton Federal Savings Bank with and into The First National Bank of Zanesville. This opinion is delivered in accordance with Item 601(b)(8) of Regulation S-K under the Securities Act.

         We have reviewed the Proxy Statement/Prospectus and such other materials as we have deemed necessary or appropriate as a basis for our opinion described therein, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant to such opinion.


         Based on the foregoing, it is our opinion that the statements made under the caption "Material United States Federal Income Tax Consequences" in the Proxy Statement/ Prospectus, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.


         We hereby consent to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement.



                                          Very truly yours,


                                          /s/ BAKER & HOSTETLER LLP